UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PUSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 10, 2010
DIAMONDHEAD CASINO CORPORATION
DELAWARE
COMMISSION FILE NUMBER: 0-17529
IRS EMPLOYER IDENTIFICATION NO. 59-2935476
1301 Seminole Boulevard, Suite 142
Largo, Florida 33770
(727) 674-0055
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act.
☐     Soliciting material pursuant to Rule 14a- 12 under the Securities Act.
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐     Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act.

Item 2.03 | Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURE

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On November 10, 2010 the Company accepted subscriptions totaling $100,000 arising from a Private Placement of securities consisting of Units for sale to a limited number of accredited investors. Each Unit consists of an unsecured, convertible promissory note in the principal amount of $25,000 together with a five year Warrant to purchase 50,000 shares of the Company’s common stock at an exercise price of $1.00 per share. The Promissory Note is convertible into 50,000 shares of common stock of the Company at the option of the borrower at any time and convertible, at the option of the Company, after a minimum of 180 days from the issue date or, alternatively, after the price of the Common Stock of the Company is at or above one dollar per share for thirty consecutive business days. The Notes bear interest at 9% per annum. The interest is payable in cash or in common stock of the Company at the option of the Company.
The Offering was conducted contingent on the sale of a minimum of four (4) Units or $100,000 (“the Minimum Offering”) and up to a maximum of thirty (30) Units for a maximum Offering of $750,000 (the “Maximum Offering.”) The Offering of Units will terminate upon the earlier of the sale of 30 Units or April 30, 2011 unless extended by the Company, without notice, for up to two additional thirty (30) day periods.

SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDHEAD CASINO CORPORATION
By:	/s/ Deborah A. Vitale
Deborah A. Vitale
President and Chairman of the Board

Dated: November 16, 2010